EXHIBIT 21


                   SUBSIDIARIES OF THE  ISSUER



                    Psychrometric Systems, Inc.
                    Incorporated in Nevada

                    Global Water Technologies Foreign Sales
                    Corporation, Inc.
                    Incorporated in St. Thomas, V.I.

                    Applied Water Technologies, Inc.
                    Incorporated in Nevada

                    Global Water Services, Inc.
                    Incorporated in Nevada